Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 10, 2003 relating to the financial statements and financial statement schedule of H&R Block, Inc. as of April 30, 2003 and for the years ended April 30, 2003 and 2002, which appear in H&R Block, Inc.‘s Annual Report on Form 10-K for the year ended April 30, 2004.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
September 15, 2004